UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

CALAVO GROWERS, INC.

(Exact name of registrant as specified in its charter)

California	000-33385	33-0945304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141A Cummings Road, Santa Paula, CA 93060

(Address of principal executive offices, including zip code)

(805) 525-1245

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Calavo Growers, Inc. (“Calavo”) and B. John Lindeman have entered into an Employment Agreement dated as of July 21, 2015 (the “Employment Agreement”). Pursuant to the Employment Agreement, which was approved by Calavo’s Compensation Committee and Board of Directors, Mr. Lindeman will serve as Calavo’s Chief Financial Officer effective August 1, 2015. Mr. Lindeman will report to Calavo’s Chief Executive Officer, Lecil E. Cole, and to Calavo’s President and Chief Operating Officer, Kenneth Catchot.

Mr. Lindeman succeeds Arthur J. Bruno, who retired as Calavo’s Chief Financial Officer on June 15, 2015. Since August 2009, Mr. Lindeman served as a Managing Director and Co-Head of the Consumer & Retail Investment Banking Group of Janney Montgomery Scott LLC.

The following are material terms of the Employment Agreement:

●	Mr. Lindeman will receive an annual base salary of $300,000, which is subject to being increased on an annual basis in the discretion of Calavo’s Compensation Committee.

●	With respect to each of Calavo’s fiscal years beginning with the 2016 fiscal year, Mr. Lindeman will be eligible to receive a performance bonus pursuant to Calavo’s Management Incentive Plan in accordance with performance targets, thresholds and requirements to be established by Calavo’s Compensation Committee for Calavo’s executive officers.

●	Mr. Lindeman will receive a signing bonus of $100,000 in cash, $50,000 of which is payable upon commencement of the term of employment and $50,000 of which is payable at the time that Calavo’s other executive officers receive their bonuses for the 2015 fiscal year.

●	Mr. Lindeman will also receive a signing bonus of restricted shares of Calavo common stock having a value of $300,000, with such shares to vest in three equal annual installments subject to the requirement that Mr. Lindeman must remain in Calavo’s employment.

●	Calavo will reimburse Mr. Lindeman for up to $100,000 of his relocation expenses.

●	If Calavo terminates Mr. Lindeman’s employment without cause or if Mr. Lindeman terminates his employment for good reason, as such terms are defined in the Employment Agreement, Mr. Lindeman’s restricted shares will vest and Mr. Lindeman will be entitled to receive one year of base salary and a pro rata portion of his annual performance bonus for the year in which his employment terminates.

The preceding summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by the complete text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.02.

Item 9.01             Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of July 21, 2015 between Calavo Growers, Inc. and B. John Lindeman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2015	CALAVO GROWERS, INC.

	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors and Chief Executive Officer

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